                               AMENDED SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
      EFFECTIVE OCTOBER 15, 1999 (PURSUANT TO SECTION 1.6 OF THE AGREEMENT)

Name of Separate Account and                          Policy Form Numbers of Contracts
Date Established by Board of Directors                    Funded By Separate Account           Fidelity Fund (Class)
--------------------------------------                --------------------------------         ---------------------
Lincoln National Variable Annuity Account C           18829, 25982RSC, 28645 0697              Contrafund - Service Class


Lincoln National Variable Annuity Separate            GAC96-111                                Asset Manager - Initial Class
Account L                                             GAC91-101


Lincoln Life Flexible Premium Variable Life           LN605/615 (VUL)                          Asset Manager - Initial Class
Account M                                             LN 605/660                               Investment Grade Bond - Initial Class
                                                                                               Contrafund - Service Class

                                                      LN680                                    Contrafund - Service Class

Lincoln Life Variable Annuity Account Q               28883, 28884, 28890, 28867,              Contrafund - Service Class
                                                      28868, 28891, 28903


Lincoln Life Flexible Premium Variable Life           SVUL LN650                               Investment Grade Bond - Initial Class
Account R                                                                                      Asset Manager - Initial Class
                                                                                               Contrafund - Service Class

Lincoln Life Flexible Premium Variable Life           LN920/921                                Contrafund - Service Class
Account S                                                                                      Asset Manager - Service Class

Lincoln National Life Insurance Company               19476                                    Contrafund - Service Class
Separate Account 35

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.




Date                                   LINCOLN NATIONAL LIFE INSURANCE COMPANY
    ---------------------

                                       By:
                                                  ------------------------

                                       Name:      Steven M. Kluever
                                                  ------------------------

                                       Title:     Second Vice President
                                                  ------------------------


Date                                   VARIABLE INSURANCE PRODUCTS FUNDS II
    ---------------------

                                       By:
                                                  ------------------------

                                       Name:
                                                  ------------------------

                                       Title:
                                                  ------------------------


Date                                   FIDELITY DISTRIBUTORS CORPORATION
    ---------------------

                                       By:
                                                  ------------------------

                                       Name:
                                                  ------------------------

                                       Title:
                                                  ------------------------